EXHIBIT 99.2

Final Transcript

Conference Call Transcript

TMR - Meridian Resource Conference Call to Discuss Cost Cutting Measures

Event Date/Time: Feb 05, 2009 / 08:00PM  GMT

CORPORATE PARTICIPANTS

 Lance Weaver
 Meridian Resource - Director, IR

 Paul Ching
 Meridian Resource - Chairman & interim CEO

 Steve Ives
 Meridian Resource - VP, Finance

CONFERENCE CALL PARTICIPANTS

 Kevin Smith
 Raymond James - Analyst

 Tom Saberhagen
 Aegis Capital - Analyst

 Barry Blank
 [Murphy & Deroe] - Analyst

 Gary Dohner
 Financial Management International - Analyst

 Lawrence Flood
 Wellington - Analyst

 Tom Howland
Private Investor

 Aaron Masterson
 Carcorp - Analyst

 Patrick Aury
 FIG Partners - Analyst

 PRESENTATION

 Operator

 Good day, ladies and gentlemen, and welcome to the Meridian Resource conference call to discuss cost-cutting measures. My name is Fab, and I will be your coordinator for today. (Operator Instructions). As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the presentation over to your host for today's call, Mr. Lance Weaver, Director of Investor Relations. Please proceed.

Lance Weaver - Meridian Resource - Director, IR

 Thank you. Good afternoon, everyone, and thank you for joining us today. I would like to welcome you to our call to discuss our recent announcement on cost-cutting measures and other related operational and financial issues. As the operator said, my name is Lance Weaver. I am the Director of Investor Relations here at Meridian. I'm joined this afternoon by Paul Ching, our Chairman and CEO; Lloyd DeLano, our Chief Accounting Officer, and Steve Ives, our Vice President of Finance.

The agenda for this afternoon's call is that after I wrap up with some of these administrative points, Paul will give a brief introduction of himself and his background, followed by a discussion of what he has done since he has been here and where the Company stands today.

Following that, we will turn the call back to you for your questions. Keep in mind that during the call we will be making some forward-looking statements. Please refer to Meridian's Safe Harbor language contained within our SEC filings for a discussion of the risks and factors that could impact our future performance.

With that, I will now turn the call over to Paul.

  Paul Ching - Meridian Resource - Chairman & interim CEO

 Welcome, ladies and gentlemen. Thank you for joining me in today's call, of which the purpose is for you to get a little bit of knowledge of myself and also for me to inform you of the actions the Company is taking in the first four weeks that I have been on the job.

So you can get a sense of who I am, I was born and raised and educated in South Dakota. My last name being Ching, if you were to see me, I'm not Chinese. I'm Caucasian and more than likely the name comes from Norwegian or German ancestry. I have a Bachelor of Science and Mathematics, and I have a Master of Science and Geological Engineering from the South Dakota School of Mines & Technology. I graduated and joined Shell Oil US in 1973 and worked for the next 34 plus years until July of '07 in Shell and Royal Dutch Shell. I have had a variety of positions in the exploration and production department. I even spent one year in Washington D.C. as a technical resource lobbyist working to convince Congress to deregulate natural gas as that would be a benefit for the supply of natural gas. And that was quite an experience.

I also in January of 2000 I went overseas. I worked in Malaysia for three years where I ran the offshore gas business for Shell, operating and developing a 3.5 Bcf gas development and producing that gas into three LNG trains.

In October of 2002 I moved over to The Hague in Holland where for my last five years of my career I was the Head of Research and Development for the Exploration Department worldwide. Not having any research in my background, at the time it was determined that someone with a pragmatic business sense of urgency background would be the best to bring that kind of culture into the research organization and build a cooperative relationship between research and the operating units in order that we could inherently build technology out into the field faster than we had previously.

I have been involved now with Meridian for about a year. A year ago I came onto the board April. At the end of April 2008, I was selected as Chairman. As we went through the year, it became obvious that with the downturn in the market, we are going to have to do some things differently. With Joe and Mike moving out of the executive management positions, the board elected and wanted me to take over on an interim basis as CEO to try and restructure and bring back the Company to total profitability and see what we could do.

So I have been involved in the day to day operations now for four weeks. Ladies and gentlemen, I don't have all the answers, but I wanted to reach out to you, our shareholders, and share information with you, give you information as to what we're doing, what actions we're taking, so that you can have an understanding that my role is striving to improve our shareholder value.

What I surmised is that we had a high cost structure. So what we have done in the first 12 weeks is moved to reduce our G&A structure by about 35%. We probably will do a little more in the next coming weeks, strictly manage our cash flow, conduct a thorough asset review, cut lease operating expenses, and we have taken about $3.3 million on an annual basis out of our lease operating costs, and push to understand what we have with recompletions and how we can utilize and spend the money in the recompletions to increase production this year.

As announced a couple of days ago, last week we did have a staff reduction. Very difficult to let people go that have been part of the Company for many years, but it is an essential part of business and we had to do it.

All-in-all I think we have been moving in a very workmanlike manner in these initial steps to put ourselves into a much better cash position, which will allow us to potentially withstand the economic situation that we are in as a Company, as an industry and as a nation.

As I said, I don't have all the answers yet, but what I would like to do, and I know you're interested in asking questions, so let's see what you have on your mind and what I would like to do is answer your questions. I will tell you what I can. If I know something but I cannot tell you, I will tell you that. I'm just the kind of guy that puts the truth on the table, and that is what it is.

So let's open up to questions, Lance.

  Lance Weaver - Meridian Resource - Director, IR

 Yes, go ahead and open up the call for questions, please.

 QUESTION AND ANSWER

 Operator

 (Operator Instructions). Kevin Smith, Raymond James.

Kevin Smith - Raymond James - Analyst

 I just had a few questions on operations. I know in your press release you stated that you're contemplating curtailing some of your drilling activity in Austin Chalk. Do you have anything new to share with us?

Paul Ching - Meridian Resource - Chairman & interim CEO

 We have about 90,000 acres in the Austin Chalk and in the Polk County area in Texas. We surmised that somewhere between 60,000 and 75,000 acres of that is in what we now call the best part or sweet spot. But we also know that when you get below $5.00 gas prices, that the economics are marginal. And we believe it is best to not develop those reserves if you think that you're going to be in a period here of low gas prices, which I believe, and I read all the pundits that have put out gas reports over the last few weeks, and everyone seems to be pretty much in line with over the next nine to 18 months, we're probably going to have lower gas prices rather than higher gas prices.

But what we're doing is we have about an average of 65% working interest in that area. That is too high for our Company at this time, and so we are moving to sell down our working interest. I think about the right amount for our Company would be in the 25 to 35% range, and we are moving to do that. We have been talking to numerous other entities, and we have some people that are interested. But we have no deals, no signed deals, nothing in the hopper yet, but that is what we are moving to.

We're currently drilling two wells. Those will be the last two wells that we drill until we have another deal set up.

Kevin Smith - Raymond James - Analyst

Okay. Is your drilling activity -- how many rigs do you have working right now? Do you have just two?

Paul Ching - Meridian Resource - Chairman & interim CEO

 Just two. We do not have any rigs working currently in Weeks Island. We have a lot of opportunity in Weeks Island, but we're waiting to ensure as we run numerous scenarios, and I don't have all the answers yet, as to exactly our cash flow projections and the potential impacts that we might have and the redetermination in April and May from our banks.

Kevin Smith - Raymond James - Analyst

 Do you have any plans of moving or drilling any rigs in your South Texas properties? I know there have been several successful Eagle Ford wells somewhere around your acreage in that play. Do you think you will be able to test any of that this year?

Paul Ching - Meridian Resource - Chairman & interim CEO

 No plans to test that this year. We are in the mode of waiting and observing and seeing what others do and also seeing what are the fulfillments of those wells over a longer period of time rather than just 30, 40, 60 days.

Kevin Smith - Raymond James - Analyst

 What about the Edwards trend? Do you think that is a formation that would also line that acreage? I guess it is Cairns and Lavaca County?

Paul Ching - Meridian Resource - Chairman & interim CEO

 We don't see much perspective in that at all.

Kevin Smith - Raymond James - Analyst

 Okay. So it would just be Eagle Ford?

  Paul Ching - Meridian Resource - Chairman & interim CEO

 Yes, and there's also the Chalk.

 Operator

 Saberhagen, Aegis Capital.

  Tom Saberhagen - Aegis Capital - Analyst

 This is Tom Saberhagen. Welcome to your new role, Paul.

  Paul Ching - Meridian Resource - Chairman & interim CEO

 Thank you.

  Tom Saberhagen - Aegis Capital - Analyst

 I wanted to get some of your thoughts. What is your strategic thinking as you're going through these reductions? What direction are you taking the Company going forward?

  Paul Ching - Meridian Resource - Chairman & interim CEO

 Right now the first strategic decision is to become lean, have it very lean. The second one is do recompletions to increase production. Look at that. The third is to ensure that we have a very safe and environmentally sound operation. Third strategic or fourth strategic is then to look for the alternatives that we might be able to pursue in the marketplace as to actually getting this Company on track with a bigger platform.

  Tom Saberhagen - Aegis Capital - Analyst

 Does that mean new exploration, or does that mean looking for a partner?

  Paul Ching - Meridian Resource - Chairman & interim CEO

 It is not exploration. We not in a position to absorb the kind of risk for exploration right now. It is looking at partnerships. It is looking at other companies that might be beneficial if you put them together. It is doing what good companies do is look at all those alternatives on a selective basis and seeing whether there is something out there that actually makes sense and seeing whether or not you can actually make it come to fruition. (multiple speakers) It is not easy, but that is exactly what we have to do.

  Tom Saberhagen - Aegis Capital - Analyst

 Okay. And with the costs as you have got them in the new budget, does that contemplate being able to maintain your production for the coming year or two?

  Paul Ching - Meridian Resource - Chairman & interim CEO

 Well, it is too early to tell. It is our position that we would like with our recompletions, we believe that we can keep the production flat, but we're still working through those scenarios to make sure that we understand it fully. And some of it depends on price, etc.

So it is a little bit too early to say. When we have our first-quarter report with our conference call on -- end of year results, I will hopefully have more information to give you a better answer on that.

  Tom Saberhagen - Aegis Capital - Analyst

 Okay. About the borrowing base redetermination, if you do need to raise some cash to pay off that line, what are the best options that you're seeing to be able to raise that cash?

  Paul Ching - Meridian Resource - Chairman & interim CEO

 We're looking at every option that we can think of, exploring it all the way down. It is one of the reasons why we have stopped drilling, and we will not -- and why we're selling down the Chalk or risk. It is also why we're cutting our G&A and our lease operating costs, and we are looking at every other item.

So we're looking to see how do we have preservation of cash, and then take a look and see our best estimates and our guys are working on that now to see what might we have to pay down with the redetermination if anything and how we will be in a position to be able to capture that.

  Tom Saberhagen - Aegis Capital - Analyst

 Okay. Do you have a ballpark estimate of what you might need to pay down with the prices where they are at right now?

  Paul Ching - Meridian Resource - Chairman & interim CEO

 No, as a matter-of-fact, I was talking to some banks this morning, and it is up in the air. As soon as we have our final reserve report done, they then begin to start looking at it and seeing where that might end up. But it is contingent on our final reserve report, which we do not have yet done.

  Tom Saberhagen - Aegis Capital - Analyst

 Okay. And then do you have any specific assets that you view as being most salable or most marketable in the event that you needed to raise cash through asset sales?

  Paul Ching - Meridian Resource - Chairman & interim CEO

 Well, we have some good assets. Our six top assets are really good assets. Of course, as a company, we would not like to sell those unless we were in some kind of, I guess you would call it a dire position. We do have a lot of tail assets, which we're taking a look at and putting and having our people put all that together, and we will put that out as a package. We will see what happens. But it is not our plan that we would be selling off any of our major assets.

  Tom Saberhagen - Aegis Capital - Analyst

 Okay. I know the CapEx program is still in the works for '09, but do you have an approximate range of where that might come out at?

  Paul Ching - Meridian Resource - Chairman & interim CEO

 Well, we're running numerous scenarios, and we're getting a range of answers, and I don't believe there is one deterministic answer. We have not come to where we want to be yet because we're still looking at all the different aspects of it as we run our scenarios for the cash flow.

We are also still coming up on -- there are some things we can do that change the cash -- we're still putting all that together, and I don't have a full answer for you yet, and I don't want to say a range yet. I'm not ready.

  Tom Saberhagen - Aegis Capital - Analyst

 Okay. Thank you very much.

Operator

 Lawrence Flood, Wellington. (technical difficulty). [Barry Blank], [Murphy & Deroe].

  Barry Blank - [Murphy & Deroe] - Analyst

 The questions that I have are basically involving the efficiency notice that you receive from the New York Stock Exchange and what you're going to do about it. And then I had some comments after that about what happens if you were to choose a reverse split, how disastrous that could be. But I just wanted to hear what your comments on this are, and then I can ask a second question.

  Paul Ching - Meridian Resource - Chairman & interim CEO

 Thanks for the question. Yes, we have had a notice on the New York Stock Exchange. We're looking at all the options. Lance, do you want to (inaudible) speak as you have been having some conversations --

  Lance Weaver - Meridian Resource - Director, IR

 Well, I have had detailed conversations with the New York Stock Exchange and what our options are. They are kind of limited with the New York Stock Exchange, but they have a lot of other companies, 50 companies, that are in the same boat as we are. So their Board of Directors will be meeting in April. It is possible that they could provide some type of relief for these 50 companies. We're looking at other exchange options. We're still really investigating it.

We do not want to do the reverse split unless we have to. That is kind of a last ditch effort. If we have to do it, we will, but we're really going to try to see what all of our other options are relative to the type of ownership we have, relative to the costs and so forth. So we're really investigating it, but we still got a little bit more homework to do on it.

  Barry Blank - [Murphy & Deroe] - Analyst

 Can I make a couple of comments? I have been in the brokerage business for over 40 years. It was not under the New York Stock Exchange and American Stock Exchange personally and have a pretty sizable position in Meridian. When a company's stock trades $0.32, $0.31 in that range, the listing on the New York Stock Exchange, you know the merits of it, well, it is a prestigious thing.

First of all, you have the expenses, and the listing expenses I don't exactly remember what your listing expenses are. But I'm sure they are close to $100,000 a year that could probably be saved and used for drilling.

In addition, I have done a study in my own companies about reverse split. Every single instance, except for two, which had a major earnings change and everything has been disastrous, the New York Stock Exchange had a company just recently that they gave the same ultimatum to, and that was Woodbridge Holdings. That stock was trading at about $0.50 a share. They had a reverse split of one -- I don't know if it was one for five, which I believe it was. The stock initially went up from $0.50 to $2.50, and it is now $0.56 a share again. Since it dropped down a second time, they ended up getting delisted. They lost 80% of their stockholders value.

Now what inevitably happens, and again I can give many instances, if you look at TMR, if you were to reverse split it, you would have to do a one for five reverse split. So you would probably have 18 million shares or less outstanding. Stock would go to $1.50, and I mean I cannot promise you, but I would be willing to bet you that that stock goes below $1.00 dollar within two weeks, at which time you would be delisted. You would have lost 80% of the stockholders value, and you would be in the same that you're in now.

However, my recommendation would be, and I have seen many companies and one of the latest ones that got delisted was a company called [Kamit] on the New York Stock Exchange, and it made absolutely no difference in the price of the stock. The stock changed $0.02. If they will not work with you, and I have a feeling they just may work with you, but if they will not work with you and they force the delisting, let them do it.

If the stock gets back to $1.00, you can apply for listing again on NASDAQ or [CAPELIO] or some other exchanges. In the meantime you would be saving yourself $100,000 a year or thereabouts in listing fees, and you would save causing the Company to lose anywhere from 20% to 80% of its value as the stock drops back in price again.

 Paul Ching - Meridian Resource - Chairman & interim CEO

 We appreciate that, and that is a conversation we can take off-line with a call with myself and with Paul. It is good information, and we're still trying to find out what all of our options are. But --

  Paul Ching - Meridian Resource - Chairman & interim CEO

 But it is a good point, and I agree with you that we're looking for efficiencies and to be lean, and is there anything -- the question I have for Lance and others, is there anything magic about us being on the New York Stock Exchange going forward? Would it matter if we over-the-counter or whether we are in some sheets until we get ourselves back into position? We need a proposition that allows the market to say I see some value -- I see value within this Meridian for people to hold it, and you need more of a proposition than just to go out and reverse split your stock.

So that is my gut feeling. I do not have an answer, but I think you made good points and thanks.

 Operator

 Gary Dohner, Financial Management International.

 Gary Dohner - Financial Management International - Analyst

 There have been several announcements lately, and I have been following them with great interest as I'm a substantial holder in the Company. The Chairman of the Board is now the CEO, and congratulations to Mr. Ching on the new position. In the announcement you stated that this would be an interim position, and while I'm very happy with the appointment and his actions to date, I would like to know how long the job search may go on, whether you have any interest in continuing in this capacity, and where we are with the search so far? And I also have a couple of other questions.

 Paul Ching - Meridian Resource - Chairman & interim CEO

 Okay. So we came to the end of the year. It is announced that I'm the interim CEO. I live in Dallas. I'm now working down here five days a week or whatever it takes. My home is in Dallas, and my personal position is I prefer to move back to Chairman or into any other capacity as a director depending on what might happen to the Company going forward.

Second of all, we had a lot of contacts from headhunters, but we have not instituted with anyone yet on a CEO search. We are still evaluating our options in selective strategic areas, and we need a very strong value proposition that I need to be able to put forth to entice a first-rate CEO to come in here and takeover and bring in his or her thoughts, management team, etc.

And so that is something that is on the agenda for this month, but we have not yet started that, and as I said my position is that I will not stay on as a long-term CEO.

 Gary Dohner - Financial Management International - Analyst

 Okay. You also made mention in that same announcement about relevant acreage positions in South Central that is on the trend with the new Eagle Ford shale discoveries. What is the size, the potential of the field, drilling depths and cost, and how important is this play and when do you plan to begin exploration and development? And if partners are not found to defray the cost, is it possible to fund the initial exploration well ourselves given the new budget?

Also, what is the status with the Archtop play and possible partners as I believe the lease is coming up for renewal and the cost of drilling, as well as the technical expertise required, are rather substantial in both cases?

 Paul Ching - Meridian Resource - Chairman & interim CEO

 Let me take Archtop first. Archtop is a deep, very unique prospect, 27,000 feet in South Louisiana. Geopressured. Very expensive, probably $60 million to $100 million well. And that is not something that Meridian in the past or today thinks that they would do 100%. But we were the ones with proprietary seismic processing, and with our interpreters, we were able to develop that prospect. And we have been trying to entice people to take a position in there and carry us through the first well, and we end up with something in the 10% to 15% range of the total prospect.

Of course, people showed interest, but no one has jumped forward. As the marketplace has gone to where it is now, we have a few companies that continue to remain interested maybe, but they will -- what they would do is they would potentially help us with the rentals to maintain the option so that we keep those leases. That decision has to come from those companies by April because that is when we start facing a magnitude of $400,000 of rentals. In the summer we have lease expiries from the state. They would have to start.

So I think this year the costs are somewhere in $1 million. I think in 2010 they are somewhere in the neighborhood of $1.4 million. So you have go about $2.5 million of costs you have got to try and that they would have to spend in order to keep the option open for late 2010, early 2011 drilling. And if none of these people take that on, then we are not going to do it, and the prospect will still be there, but we will not control the acreage, and we will just play it out. Because we are not going to spend the money, we cannot afford it, and it is not something that Meridian ought to be taking on themselves. Does that help?

 Gary Dohner - Financial Management International - Analyst

 Yes, it does. What about the Eagle Ford shale?

 Paul Ching - Meridian Resource - Chairman & interim CEO

 On the Eagle Ford shale, we are in a position that we have -- what is it 12,000 --? (multiple speakers) 30,000-some acres if I remember right, 30,000 acres on trend with the Petrohawk well. Petrohawk has made a well in Eagle Ford. They came on. I don't remember the numbers -- and what we're doing is we're watching. We are not going to go out and drill the well. We're going to see what they do. We're going to see whether they start to develop the area around there if they drill some more wells, and we are also going to see what the production curve of that particular well or any other wells they drill is to see what the type curve is. So if it comes in real high rate, 12 months later what is this, we can get an idea what the type curve is so we can get an idea what we might have on our lease.

We are not in any hurry. We have a good leasehold, but we don't need to be in a hurry to run out and drill wells until we let a few others take up that risk profile.

 Gary Dohner - Financial Management International - Analyst

 So you are going to let them do the experimentation and the exploration and then learn from that to conserve the capital in the interim and not necessarily look for partners to defray the cost and jump in at this time?

 Paul Ching - Meridian Resource - Chairman & interim CEO

 We are looking for partners. We're looking for partners out there with this acreage, and most of the partners have somewhat of the same idea. They are kind of waiting to see what happens with the Petrohawk discovery and what Petrohawk does.

Also, remind me guys, Conoco Philips? Conoco Philips has acreage, and Conoco Philips had said they were going to move in, and they were going to have a 10 rig program is what we heard, and now we are hearing that it is a six rig program, and that may even be optimistic. So there is plenty of activity going on around us, and what I want to do is learn.

Operator

 Lawrence Flood.

 Lawrence Flood - Wellington - Analyst

 Sorry, I scrambled and cut myself off there. Could you tell us what is your current run-rate as far as production is concerned?

 Paul Ching - Meridian Resource - Chairman & interim CEO

 We're currently making somewhere in the neighborhood of 38 million to 39 million cubic feet equivalent per day net to the Company.

 Lawrence Flood - Wellington - Analyst

 Okay. Is all the immediate issues that you had with hurricanes, etc., those are all resolved at this point. So can that be regarded as a fairly stable production going forward at least over the next several months?

 Paul Ching - Meridian Resource - Chairman & interim CEO

 That is fairly stable, but not all the pipelines yet are fixed. We don't have control over that. I don't remember the names of the -- (multiple speakers) yes, some of the offshore stuff. The pipelines are still not fixed. Those pipelines are run by other people, and so Steve, do you know is there a -- (multiple speakers)

 Steve Ives - Meridian Resource - VP, Finance

 (multiple speakers) -- was the largest property, and it was due back on March 15 to April 1.

 Paul Ching - Meridian Resource - Chairman & interim CEO

 And that is how much to us? (multiple speakers)

 Steve Ives - Meridian Resource - VP, Finance

 Less than 1 million, about 0.5 million a day.

 Paul Ching - Meridian Resource - Chairman & interim CEO

 So yes, that is fairly stable. Not everything is fixed, but it is not much of our production.

 Lawrence Flood - Wellington - Analyst

 Okay. How much of that production currently is coming from shall I say your traditional Austin Chalk area?

 Paul Ching - Meridian Resource - Chairman & interim CEO

 Traditional Austin Chalk? What do you mean by that?

 Lawrence Flood - Wellington - Analyst

 Well, the area where you have been drilling the deeper wells for several years now?

 Paul Ching - Meridian Resource - Chairman & interim CEO

 I'm not sure that we have in the room here that number. We will have to have Lance get back with you on that.

 Lawrence Flood - Wellington - Analyst

 Okay.

 Lance Weaver - Meridian Resource - Director, IR

 I can call you, Larry, with that information.

 Lawrence Flood - Wellington - Analyst

 Okay. Relative to that, if I could make a suggestion to you going forward, and that is, I think it would be very beneficial to all shareholders if you would provide certainly in your year-end report, but also going forward on a quarterly basis where your production is coming from from the standpoint that you have producing areas with different, very different characteristics, like Louisiana, like the Austin Chalk, like the new ventures.

 Paul Ching - Meridian Resource - Chairman & interim CEO

 Okay. Larry, thank you for that suggestion, and we will take that under advisement.

 Lawrence Flood - Wellington - Analyst

 Okay. And finally, I'm not totally clear, but when you say that you reduced your overhead by 33%, etc., can you tell us what you expect your overhead to be in 2009?

 Paul Ching - Meridian Resource - Chairman & interim CEO

 The G&A is capitalized, noncapitalized, will be in the neighborhood of about $23 million on an annual basis.

 Lawrence Flood - Wellington - Analyst

 For all of '09?

 Paul Ching - Meridian Resource - Chairman & interim CEO

 Yes.

Operator

 [Tom Howland], private investor.

 Tom Howland Private Investor

 Paul, congratulations on coming on to lead the Company. We wish you the very best.

 Paul Ching - Meridian Resource - Chairman & interim CEO

 Thank you.

 Tom Howland Private Investor

 You have answered my question on redetermination, but I have a second question. Will there be a ceiling test write-down?

 Paul Ching - Meridian Resource - Chairman & interim CEO

 Yes, but I don't know what it is. I don't know what the magnitude is, and it is going to be based on our year-end. Steve, go ahead.

 Steve Ives - Meridian Resource - VP, Finance

 No, I was just going to say, it is going to be based on our year-end reserve report, which we have not received yet, but it should be forthcoming soon.

 Tom Howland Private Investor

 Did I hear you say that you are stopping the drilling in East Texas in the Chalk?

 Paul Ching - Meridian Resource - Chairman & interim CEO

 Yes.

 Tom Howland Private Investor

 That is coming.

 Paul Ching - Meridian Resource - Chairman & interim CEO

 Yes, we have two wells currently drilling there, and when those are done, we're going to stop. And we are trying to sell down some of our interest, and we will see right now we don't have plans to pick up and drill anymore. But when we get our working interest down right, depending on the cash flow scenarios, we could come back in and drill or another partner could come back in and drill.

So those are the options and scenarios we're still working through, and that is why it is not an absolute yet.

  Tom Howland Private Investor

 Thank you, Paul. I appreciate the clarity that you are bringing to the call.

Operator

 Aaron Masterson, Carcorp.

 Aaron Masterson - Carcorp - Analyst

 Thank you for taking my call. First of all, a small suggestion. If you're going to get a new executive, do not take any TARP money.

My first --

 Paul Ching - Meridian Resource - Chairman & interim CEO

 I thought if they gave ACORN $6.2 billion, why shouldn't I get some?

 Aaron Masterson - Carcorp - Analyst

 As long as you share it with us, we're fine with that.

 Paul Ching - Meridian Resource - Chairman & interim CEO

 That is all right. That is part of the deal to share, right?

 Aaron Masterson - Carcorp - Analyst

 Has your hedging positions changed at all since the fourth quarter?

 Paul Ching - Meridian Resource - Chairman & interim CEO

 No, it has not.

 Aaron Masterson - Carcorp - Analyst

 My last question, you may or may not be able to answer. I appreciate all the things you are saying, and I like the depth that you are giving us. But are you positioning the Company for sale?

 Paul Ching - Meridian Resource - Chairman & interim CEO

 No. We're positioning the Company to survive and positioning the Company to be in a position that we can take advantage of strategic opportunities, maybe a merger or something like that, but that is what our job ought to be is to look at all those options. And it is our position, and we may be wrong, I may be wrong, but we don't think at these prices, that just a cash sale is very advantageous to you or anyone else.

 Aaron Masterson - Carcorp - Analyst

 Okay. Thank you very much.

Operator

 [Patrick Aury], FIG Partners.

 Patrick Aury - FIG Partners - Analyst

 I just want to clarify a couple of things. You said you had two rigs currently working. Is that in total?

 Paul Ching - Meridian Resource - Chairman & interim CEO

 That is in total.

 Patrick Aury - FIG Partners - Analyst

 Where are those rigs?

 Paul Ching - Meridian Resource - Chairman & interim CEO

 East Texas, Chalk.

 Patrick Aury - FIG Partners - Analyst

 Okay. And who are the operators of those rigs?

 Steve Ives - Meridian Resource - VP, Finance

 We are operator on one, and a third-party is the operator of the other.

 Patrick Aury - FIG Partners - Analyst

 As far as the contractors, though, who are you -- who are you contracting them from?

 Paul Ching - Meridian Resource - Chairman & interim CEO

 Orion.

 Patrick Aury - FIG Partners - Analyst

 Okay.

 Paul Ching - Meridian Resource - Chairman & interim CEO

 Orion. A very reputable, very good contractor who has in essence I will be having lunch with him next week, but I think he has got all his rigs, just about all his rigs are working. He is very reputable and high credibility, and we're very fortunate to be with such a person.

 Patrick Aury - FIG Partners - Analyst

 Okay. And that is for both of the rigs?

 Paul Ching - Meridian Resource - Chairman & interim CEO

 Yes.

 Patrick Aury - FIG Partners - Analyst

 Okay. And what are the --

 Paul Ching - Meridian Resource - Chairman & interim CEO

 Not for the third-party, no, we have two rigs. One is farmed-out through Orion, which is the rig that we own. The second rig that we have is under a long-term contract. It is drilling in East Texas. And then there is a rig, the other one in East Texas that is drilling we have an interest in is being done by BBX.

 Patrick Aury - FIG Partners - Analyst

 Okay. Who are the other rig operators or the contract drillers that you are --?

 Paul Ching - Meridian Resource - Chairman & interim CEO

 I don't know. All I know is the -- (multiple speakers)

 Patrick Aury - FIG Partners - Analyst

 -- that are running those rigs?

 Paul Ching - Meridian Resource - Chairman & interim CEO

 All I know is (multiple speakers) tied up with is Orion.

 Patrick Aury - FIG Partners - Analyst

 Okay. And just another real quick follow-up. What are the contract terms for the rates and at least for the ones that you know and you're operating, and can you break the contract terms?

 Paul Ching - Meridian Resource - Chairman & interim CEO

 It is always difficult to break contract terms. That is called negotiation, and so we are working with them right now to be able to do that, and we're saying that there is a movement on their side to come down. And (technical difficulty)-- that is a positive, and I think within the next few days, probably early next week, we will have a different contract in place.

 Patrick Aury - FIG Partners - Analyst

 And that is with the one long-term rig with Orion?

 Paul Ching - Meridian Resource - Chairman & interim CEO

 We have one contract with Orion and the other rig we owned, and that rig is with Orion because they are the management of that rig, and that is working for others that we have no interest in.

 Patrick Aury - FIG Partners - Analyst

 Okay. And that is what, is that a one-year term on that contract?

 Paul Ching - Meridian Resource - Chairman & interim CEO

 On which one?

 Patrick Aury - FIG Partners - Analyst

 The --

 Paul Ching - Meridian Resource - Chairman & interim CEO

 That is about one year, yes.

 Lance Weaver - Meridian Resource - Director, IR

 I think that is about all the time we have for questions. I'm going to ask Paul to come in with some concluding thoughts, and then we will wrap up the call here.

 Paul Ching - Meridian Resource - Chairman & interim CEO

 Okay. Thanks. We have had to make some tough decisions, but I believe they are essential to the survival of the Company and to as we strive to increase the value to our shareholders.

We had a fairly successful drilling program in 2008 -- drilled or participated in 14 successful wells, eight successful wells in East Texas and five successful wells in Weeks Island. We did have five dry holes. We have fought; we have kept production flat. And that is pretty good in fighting a 30%, 35% decline rate.

At the end of the third quarter, our reserves are flat, and we will report next time as to what they are at the year-end. We have good solid acreage positions where we have our production in Ramos, Weeks Island, Biloxi Marshland, and East Texas. As you heard, we have favorable hedges for both our crude oil and our natural gas. We have a proven talented staff here that have proven that they can find oil and gas. We have relevant acreage as I pointed out along some of the trends where others remaking discoveries. We have to see what that turns out to be whether they are real or not.

So all-in-all there are some positives. It is not an easy economic time, but we are here driving it everyday to ensure that we stay in business and get the most we can for all of us.

So with that, I'm going to say goodbye, and we will see you at our conference call for year-end results. Thank you.

Operator

 Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect. Have a wonderful day.

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